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                                                                Exhibit 23.1





                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Nu-Tech Bio-Med, Inc. for the registration of 2,225,716 shares of its common stock and to the incorporation by reference therein of our report dated March 5, 1996 , with respect to the consolidated financial statements of Nu-Tech Bio-Med, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                        ERNST & YOUNG LLP

Providence, Rhode Island
December 13, 1996